Exhibit 16.1

RSM US LLP
100 NE Loop 410
Suite 1100
San Antonio, TX 78216

T +1 210 828 6281
F +1 210 826 8606

www.rsmus.com

April 4, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read GlobalSCAPE, Inc.’s statements included under item 4.01 of its Form 8-K filed on March 31, 2017, and we agree with such statements concerning our firm.

RSM US LLP